                                                                     EXHIBIT 3.2

     State of Delaware
     Secretary of State
   Division of Corporations
Delivered 09:54 AM 01/20/2005
  FILED 09:10 AM 01/20/2005
SRV 050047083 - 2700070 FILE

                              CERTIFICATE OF MERGER

                                     MERGING

                               STATS CHIPPAC, INC.

                                  WITH AND INTO

                                 CHIPPAC, INC.

             Pursuant to Section 251 of the General Corporation Law
                            of the State of Delaware

            The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

            FIRST: The name and state of incorporation of each of the constituent corporations to the merger (each a "CONSTITUENT CORPORATION", and together the "CONSTITUENT CORPORATIONS") are as follows;

 Name                    State of Incorporation
 ----                    ----------------------
ChipPAC, Inc.            Delaware
STATS ChipPAC, Inc.      Delaware

            SECOND: The Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of January 20, 2005, between the Constituent Corporations have been approved, adopted, certified, executed and acknowledged by each Constituent Corporation as required by Section 251 of the DGCL.

            THIRD: The name of the surviving corporation of the merger shall be STATS ChipPAC, Inc. (the "SURVIVING CORPORATION").

            FOURTH: The certificate of incorporation of ChipPAC, Inc. shall be the certificate of incorporation of the Surviving Corporation, until amended and changed pursuant to the DGCL, except that Article I of such certificate of incorporation shall be amended to read as follows:

                  "The name of the corporation is STATS ChipPAC, Inc."

            FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation, the address of which is as follows:

                  ChipPAC, Inc.
                  47400 Kato Road
                  Fremont, CA 94538

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

            SEVENTH: The merger shall become effective immediately upon the filing of this certificate of merger with the Secretary of State of the State of Delaware.

                                   * * * * * *

            IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate of merger to be executed by its duly authorized officer as of the date set forth above.

                                  CHIPPAC, INC.

                                  By: /s/ Tan Lay Koon
                                      ------------------------------------------
                                      Name: Tan Lay Koon
                                      Title: Chairman of the Board and President

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CHIPPAC, INC.

                                    ARTICLE I

            The name of the corporation is ChipPAC, Inc. (the "Corporation").

                                   ARTICLE II

            The address of the Corporation's registered office in the State of Delaware, County of New Castle, is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            The total number of shares of stock which the Corporation is authorized to issue is One Hundred (100) shares of capital stock all of which shall be designated "Common Stock" and have a par value of $0.001 per share.

                                    ARTICLE V

            The name and mailing address of the sole incorporator of the Corporation is:

                            Michelle La Pelle
                            Kirkland & Ellis
                            777 South Figueroa Street, 35th Floor
                            Los Angeles, CA 90017

                                   ARTICLE VI

            The Corporation is to have perpetual existence.

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/09/2000
  001295510 - 3242183

                                  ARTICLE VII

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                  ARTICLE VIII

            Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation subject to the laws of the State of Delaware. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                   ARTICLE IX

      (A) To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

      (C) Neither any amendment or repeal of this Article IX, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE X

            The number of directors which will constitute the whole Board of Directors of the Corporation shall be designated in the bylaws of the Corporation.

                                   ARTICLE XI

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 9th day of June, 2000.

                                  BY: /s/ Michelle La Pelle
                                      ------------------------------------------
                                      Michelle La Pelle
                                      Sole Incorporator

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 08/02/2000
                                                          001391211 - 3242183

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CHIPPAC, INC.

      ChipPAC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST: The original Certificate of Incorporation of the Corporation was filed under the name of "ChipPAC, Inc." with the Secretary of State of the State of Delaware on June 9, 2000.

      SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the Sate of Delaware by the Board of Directors of the Corporation.

      THIRD: This Amended and Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

      FOURTH: The Restated Certificate of Incorporation, of this Corporation is amended and restated in its entirety to read as follows:

                                   ARTICLE ONE

      The name of the Corporation is ChipPAC, Inc.

                                   ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                              A. AUTHORIZED SHARES

      The total number of shares of capital stock which the Corporation has authority to issue is 510,000,000 shares, consisting of:

      (1) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock");

      (2) 250,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and

      (3) 250,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

      The Class A Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock." The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, Part B, Part C, Part D, Part E or Part F of this Article IV are defined in Part G.

                               B. PREFERRED STOCK

      The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

                           C. CLASS A PREFERRED STOCK

      10,000 shares of the Corporation's Preferred Stock shall be designated as Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Preferred Stock").

      The Class A Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications. The Class A Preferred Stock shall be junior to the Senior Preferred Stock and senior to the Common Stock as to dividends and liquidation rights and liquidation preferences and shall have the other rights, preferences and limitations set forth in this Part C.

      Section 1. Dividends.

      1.1 General Obligation. When and as declared by the Corporation's Board of Directors (the "Board") and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred Stock as provided in this Section
1. Dividends on each share of the Class A Preferred Stock (a "Share" for purposes of this Part C, Article Four) shall accrue on a daily basis at the rate of 10% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share is effected by the Corporation, (ii) the date on which such Share is converted into shares of Common Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

      1.2 Dividend Reference Dates. To the extent not paid on August 1 of each year, beginning August 1,2000 (the "Dividend Reference Date"), all dividends which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

      1.3 Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

      1.4 Participation in Non-Cash Dividends. In addition to the dividends accruing on the Class A Preferred Stock under Section 1.1 above, if the Corporation declares or pays any dividends upon the Common Stock other than cash dividends or dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Class A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class A Preferred Stock had all of the outstanding Class A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred Stock hereunder are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid upon any liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Any (i) sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (ii) consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors (any such transaction described in clause (i) or (ii), a "Fundamental Change") or (iii) issuance by the Corporation or sale or transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the

Board (any such transaction in this clause (iii), a "Change in Control") shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2, and the holders of the Class A Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Class A Preferred Stock upon a liquidation, dissolution or winding up of the Corporation under this Section 2 in cancellation of their Shares upon the consummation of any such transaction.

      Section 3. Priority of Class A Preferred Stock on Dividends and Redemptions. So long as any Class A Preferred Stock remains outstanding, without the prior written consent of the holders of at least a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Class A Preferred Stock or the Corporation has failed to make any redemption of the Class A Preferred Stock required hereunder; provided that (i) the Corporation may redeem or repurchase any capital stock held by an employee, director or former employee or director of the Corporation or any of its Subsidiaries, (ii) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of the Corporation's capital stock shall not be deemed a redemption, purchase, acquisition, dividend or distribution within the meaning of this
Section 3 and (iii) the Corporation may redeem, purchase or otherwise acquire Common Stock for cash or pay or declare dividends or distributions on the Common Stock in cash in an aggregate amount not to exceed $25 million (provided that the aggregate amount of such redemptions, purchases, acquisitions, dividends or distributions paid or payable in any one calendar year shall not exceed the amount of dividends paid on the Class A Preferred Stock in such year multiplied by a fraction, the numerator of which shall be equal to the total number of shares of Common Stock then outstanding immediately prior to any such redemption, purchase, acquisition, dividend or distribution and the denominator of which shall be equal to the total number of shares of Common Stock issuable upon conversion of all of the Shares of Class A Preferred Stock immediately prior to any such redemption, purchase, acquisition, dividend or distribution).

      Section 4. Redemptions.

      4.1 Optional Redemptions. The Corporation may at any time and from time to time after August 1, 2005 redeem all or any portion of the Shares of Class A Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the greater of (i) the Market Price thereof and (ii) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) and a premium equal to the following percentage of the Liquidation
Value:

    Redemption
Occurs on or After         But Prior to          % Premium
------------------         ------------          ---------
  August 1, 2005          August 1, 2006            10%
  August 1, 2006          August 1, 2007             8%
  August 1, 2007          August 1, 2008             6%
  August 1, 2008          August 1, 2009             4%
  August 1, 2009          August 1, 2010             2%
  August 1, 2010                                     0%

      4.2 Redemption upon Request. If the Corporation does not consummate a Qualifying IPO on or prior to August 1, 2001, the holders of not less than a majority of the then outstanding Class A Preferred Stock may request redemption of all of their Shares of Class A Preferred Stock by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Class A Preferred Stock, and such other holders may request redemption of their Shares of Class A Preferred Stock by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request. The provisions of this
Section 4.2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualifying IPO.

      4.3 Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash determined in accordance with Section 4.1 or Section 4.2, as the case may be. Notwithstanding anything to the contrary contained herein, all redemptions pursuant to this Section 4 will be subject to applicable restrictions contained in the General Corporation Law of Delaware and in the Corporation's and its Subsidiaries' debt and equity financing agreements. If, due to any of the aforementioned restrictions, the funds of the Corporation available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are available free of such restrictions shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are available free of such restrictions for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class A Preferred

Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation available free of such restrictions for the payment of dividends.

      4.4 Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class A Preferred Stock (other than a redemption at the request of a holder or holders of Class A Preferred Stock) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

      4.5 Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of Class A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

      4.6 Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

      Section 5. Voting Rights. The holders of the Class A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Class A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Class A Common Stock, voting together as a single class, with each share of Class A Common Stock entitled to one vote per share and each Share of Class A Preferred Stock entitled to one vote for each share of Class A Common Stock issuable upon conversion of the Class A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

      Section 6. Conversion.

      6.1   Conversion Procedure.

            (i) At any time and from time to time, any holder of Class A Preferred Stock may convert any Share of Class A Preferred Stock held by such holder into a number of shares of Class A Common Stock equal to:

           [$1,000/Conversion Price] x [90% + (10% x Class L Number)]

            (ii) Except as otherwise provided herein, each conversion of Class A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof all amounts due to such holder in connection with any such redemption.

            (iv) Notwithstanding any other provision hereof, if a conversion of Class A Preferred Stock is to be made in connection with an Initial Public Offering or other transaction affecting the Corporation, the conversion of any Shares of Class A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

            (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                  (b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                  (c) a certificate representing any Shares of Class A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (vi) The Corporation shall declare the payment of all dividends payable under Subsection 6.1(v)(b) above. If the Corporation is not permitted under applicable law or any restriction contained in the Corporation's and its Subsidiaries' debt and equity financing agreements to pay any portion of the accrued and unpaid dividends on the Class A Preferred Stock being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are available free of any such restrictions or prohibition of applicable law for such payment.

            (vii) The issuance of certificates for shares of Common Stock upon conversion of Class A Preferred Stock shall be made without charge to the holders of such Class A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share of Class A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            (viii) The Corporation shall not close its books against the transfer of Class A Preferred Stock or of Common Stock issued or issuable upon conversion of Class A Preferred Stock in any manner which interferes with the timely conversion of Class A Preferred Stock.

            (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class A Preferred Stock.

            (x) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            (xi) If the shares of Common Stock issuable by reason of conversion of Class A Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

      6.2   Adjustment to Conversion Price.

            (i) In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.2.

            (ii) If and whenever on or after the original date of issuance of the Class A Preferred Stock the Corporation issues or sells, or in accordance with Section 6.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

            (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of any shares of Common Stock to (A) employees, officers or directors of the Corporation and its Subsidiaries pursuant to stock option plans, stock ownership plans or agreements or other incentive stock arrangements approved by the Board or (B) unaffiliated third party financing sources, so long as such issuances or sales (or deemed issuances or sales) to unaffiliated third party financing sources for a consideration per share less than the Conversion Price does not exceed 10% of the Corporation's Common Stock.

      6.3 Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6.2, the following shall be applicable:

            (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Class A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

            (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Class A Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Class A Preferred Stock.

            (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board in its reasonable good faith judgment.

            (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

            (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

            (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      6.4 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

      6.5 Notices. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

      6.6 Mandatory Conversion. Upon the consummation of a Qualifying IPO, all of the then outstanding Shares of Class A Preferred Stock shall be automatically converted into Common Stock at the then effective Conversion Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of such Qualifying IPO and upon written notice of such automatic conversion delivered to all holders of Class A Preferred Stock at least seven days prior to such closing.

      Section 7. Protective Provisions. As long as any Shares of Class A Preferred Stock are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least 66 2/3% of the then outstanding Shares of Class A Preferred Stock:

            (1) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class A Preferred Stock;

            (2) authorize, create or issue any new shares of any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class A Preferred Stock with respect to dividends or liquidation rights or liquidation preferences, other than the issuance of any shares of the Corporation's Senior Preferred Stock, par value $.01 per share; or

            (3) reclassify any outstanding shares of capital stock into any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class A Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

      Section 8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Class A Preferred Stock. Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred Stock represented by the surrendered certificate.

      Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part C to
Article IV hereof without the prior written consent of the holders of at least 66-2/3% of the Class A Preferred Stock outstanding at the time such action is taken.

      Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                            D. SENIOR PREFERRED STOCK

      105,000 shares of the Corporation's Preferred Stock shall be designated as Class B Preferred Stock, par value $0.01 per share (the "Senior Preferred Stock").

      The Senior Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications.

      Section 1. Voting Rights. Except as otherwise provided in this Part D or as otherwise required by applicable law, the holders of Senior Preferred Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

      Section 2. Dividends.

      2.1 General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Senior Preferred Stock as provided in this Section 2. Dividends on each share of the Senior Preferred Stock (a "Share" for purposes of this Part D of Article
Four) shall accrue on a daily basis at the rate of 12.5% per annum of the sum of the Stated Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Stated Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

      2.2 Accumulation of Dividends: Dividend Payment Dates. All dividends which have accrued on each Share of Senior Preferred Stock outstanding during each six-month period ending February 1 and August 1, commencing February 1, 2000 and on or prior to August 1, 2004 will not be paid in cash, but will be capitalized as accumulated and unpaid dividends on the Senior Preferred Stock with respect to each Share until paid to the holder thereof. All dividends accruing on each Share of Senior Preferred Stock from and after August 1, 2004, shall be paid in cash, semi-annually on February 1 and August 1, beginning February 1, 2005.

      2.3 Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Senior Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

      2.4 In Event of Default. In the event the Corporation fails, either in whole or in part, to pay, when due, any dividend or other amount required by this Certificate of Incorporation to be paid with respect to the Senior Preferred Stock (an "Event of Default"), then from and after the due date of such dividend or other payment until such dividend or other payment has been paid in full: (i) the dividend rate on the Senior Preferred Stock shall increase immediately by an increment of two and one-half percent (2.5%) per annum (the "Default Rate") and (ii) the holders of a majority of the Senior Preferred Stock then outstanding shall have the sole and exclusive right to nominate, and the holders of the Senior Preferred Stock voting as a separate class will have the sole and exclusive right to elect, one member of the Corporation's Board of Directors, which right shall be in addition to any other rights of the holders of the Senior Preferred Stock in any other capacity to nominate, elect or vote with respect to the election of the directors of the Corporation pursuant to this Certificate of

Incorporation or any agreement with the Corporation and/or its shareholders. Dividends shall accrue at the Default Rate, and the director so nominated and elected by the holders of the Senior Preferred Stock shall serve, until such time as there is no longer any Event of Default in existence, at which time the special right of the holders of the Senior Preferred Stock to nominate and elect one member of the Corporation's Board of Directors shall terminate subject to revesting upon the occurrence and continuation of any Event of Default which gives rise to such special right hereunder.

      Section 3. Liquidating Distributions. At the time of each Liquidating Distribution, the holders of the Senior Preferred Stock shall be entitled to receive all or a portion of such Liquidating Distribution (ratably among such holders based upon the number of Shares of Senior Preferred Stock held by each such holder as of the time of such Liquidating Distribution) equal to the aggregate Liquidation Preference on the outstanding Shares of Senior Preferred Stock as of the time of such Liquidating Distribution, and no Liquidating Distribution or any portion thereof shall be made with respect to the Class A Preferred Stock or the Common Stock until the entire amount of the Liquidation Preference on the outstanding Shares of Senior Preferred Stock as of the time of such Liquidating Distribution has been paid in full. The Liquidating Distributions made pursuant to this Section 3 to the holders of the Senior Preferred Stock shall constitute a payment of Liquidation Preference on Senior Preferred Stock.

      Section 4. Non-Liquidating Distributions. At the time of each Non-Liquidating Distribution, the holders of the Senior Preferred Stock shall be entitled to receive all or a portion of such Non-Liquidating Distribution (ratably among such holders based upon the number of Shares of Senior Preferred Stock held by each such holder as of the time of such Non-Liquidating Distribution) equal to the aggregate amount of accrued but unpaid cash dividends required to be paid pursuant to the last sentence of Section 2.2 of this Part D of this Article Four on the outstanding Shares of Senior Preferred Stock as of the time of such Non-Liquidating Distribution, and no Non-Liquidating Distribution or any portion thereof shall be paid with respect to the Class A Preferred Stock or the Common Stock until the entire amount of the accrued but unpaid cash dividends required to be paid pursuant to the last sentence of
Section 2.2 of this Part D of this Article Four on the outstanding Shares of Senior Preferred Stock as of the time of such Non-Liquidating Distribution has been paid in full. The Non-Liquidating Distributions made pursuant to this
Section 4 to the holders of the Senior Preferred Stock shall constitute a payment of dividends on Senior Preferred Stock.

      Notwithstanding any other provision in this Certificate of Incorporation to the contrary, prior to the date on which the Stated Value of each Share of Senior Preferred Stock, plus all accrued and unpaid dividends thereon, is paid in full to the holder thereof in connection with the redemption of such Share or otherwise or such Share is otherwise acquired by the Corporation, the Corporation shall not make Non-Liquidating Distributions which would result in cash, property or securities of the Corporation in excess of $25 million being distributed to the holders of Common Stock.

      Section 5. Redemption.

      5.1 Optional Redemption. The Corporation shall have the right to redeem all or any portion of the Shares of Senior Preferred Stock then outstanding from the holders thereof by notice to such holders at a redemption price per Share, to be paid in cash, equal to the Liquidation Preference.

      5.2 Mandatory Redemption. On August 1, 2010 (the "Mandatory Redemption Date"), the Corporation shall redeem all of the Senior Preferred Stock then outstanding from the holders thereof, at a redemption price per Share, to be paid in cash, equal to the Liquidation Preference.

      5.3 Redemption Procedures. In the event of a redemption pursuant to
Section 5.1 or Section 5.2, the Corporation shall deliver notice of such redemption to each holder of record of the Senior Preferred Stock to be redeemed (determined as of the close of business on the business day next preceding the day on which such notice is given), at the address shown on the records of the Corporation for such holder or given by such holder to this Corporation for notice purposes, or if no such address appears or is given, at the address of the Corporation's principal executive offices. Such notice (i) shall notify such holder of the redemption to be effected, specify the number of Shares to be redeemed from such holder, the date of the redemption (which date shall be not less than thirty (30) nor more than sixty (60) days after the date the notice is given) (the "Senior Preferred Stock Redemption Date"), and the manner in which payment may be obtained, and (ii) shall call upon such holder to surrender to the Corporation, at the Corporation's principal executive offices, in the manner designated, the certificate or certificates representing the Shares of Senior Preferred Stock to be redeemed (the "Redemption Notice"). On or after the Senior Preferred Stock Redemption Date, (x) each holder of Senior Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such Shares in the manner and at the place designated in the Redemption Notice, (y) the applicable redemption price shall forthwith be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, either by wire transfer of immediately available funds to such account as the holder may direct or by delivery of a check (drawn on the New York City or San Francisco, California branch of a bank chartered under the laws of the United States of America or any state thereof) to the holder in the manner prescribed for notices in this Article Four and (z) each certificate so surrendered shall be canceled. In the event that fewer than all of the Shares represented by any certificate surrendered pursuant to clause
(x) of this Section 5.3 are redeemed, a new certificate representing the unredeemed Shares shall forthwith be issued and delivered to the holder in the manner prescribed for notices in this Article Four.

      5.4 Insufficient Funds. If the funds of the Corporation legally available for redemption of the Senior Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of Shares of Senior Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Shares ratably among the holders of such Shares to be redeemed. The Shares of Senior Preferred Stock not redeemed shall remain outstanding and shall be entitled to dividends at the Default Rate and shall otherwise be entitled to all the rights and preferences provided in this Certificate. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the previously unredeemed Shares of Senior Preferred Stock, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Mandatory Redemption Date but which it has not redeemed. For purposes of Section 2.4 of Part D of Article Four, the failure to redeem all of the Shares of Senior Preferred Stock to be redeemed at the Mandatory Redemption Date and to pay in full the Liquidation Preference for such Shares of Senior Preferred Stock on such date shall be treated as an Event of Default entitling the holders of the Senior Preferred Stock to the rights set forth therein until such Shares have been redeemed, and the Liquidation Preference has been paid in full.

      5.5 Status of Redeemed Stock. In the event that any Shares of Senior Preferred Stock are redeemed pursuant to this Section 5, the Shares so redeemed shall be canceled. No Share of Senior Preferred Stock is entitled to any Distributions accruing after the date on which the Liquidation Preference is paid to the holder thereof. On such date all rights of the holder of such Share of Senior Preferred Stock shall cease, and such Share of Senior Preferred Stock shall not be deemed to be outstanding.

      Section 6. Protective Provisions. As long as any Shares of Senior Preferred Stock are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least a majority of the then outstanding Shares of Senior Preferred Stock:

      (1) alter or change the rights, preferences or privileges of any shares of Senior Preferred Stock;

      (2) except as may be required pursuant to Section 2.5 of that certain Recapitalization Agreement dated as of March 13, 1999, as the same be amended from time to time, by and among the Corporation, Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America and ChipPAC Merger Corp., increase the total number of authorized shares of Senior Preferred Stock or issue or authorize the issuance of any additional Shares of Senior Preferred Stock; or

      (3) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over or being on a parity with the Senior Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

      Section 7. No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger or other business combination transaction, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Part D of this Article Four by the Corporation, but will at all times in good faith assist in the carrying out of all provisions of Part D of Article Four and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Senior Preferred Stock under this Certificate against impairment.

      Section 8. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Senior Preferred Stock. Upon the surrender of any certificate representing shares of Senior Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

      Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Senior Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Senior Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 10. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

      Section 11. Amendment and Waiver. No amendment as to any terms or provisions of, or for the benefit of, the Senior Preferred Stock that adversely affects the powers, preferences or special rights of the Senior Preferred Stock shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting as a single class.

                           E. CLASS C PREFERRED STOCK

            8,750 shares of the Corporation's Preferred Stock shall be designated as Class C-l Convertible Preferred Stock, par value $.01 per share (the "Class C-l Preferred Stock") and 8,750 shares of the Corporation's Preferred Stock shall be designated as Class C-2 Convertible Preferred Stock, par value $.01 per share (the "Class C-2 Preferred Stock" and together with the Class C-l Preferred Stock, the "Class C Preferred Stock").

            The Class C Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications.

            Section 1. Dividends.

            1.1 General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of California, the Corporation shall pay preferential dividends in cash to the holders of the Class C Preferred Stock as provided in this Section 1. Dividends on each share of the Class C Preferred Stock (a "Share" for purposes of this Part E of Article Four) shall accrue on a daily basis at the rate of 5% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share is effected by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            1.2 Dividend Reference Dates. To the extent not paid on June 30 of each year, beginning June 30, 2001 (the "Class C Preferred Stock Dividend Reference Date"), all dividends which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Class C Preferred Stock Dividend Reference Date) ending upon each such Class C Preferred Stock Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

            1.3 Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class C Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

            Section 2. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class C Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class C Preferred Stock shall not be entitled to any further payment.

If Upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class C Preferred Stock hereunder are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid upon any liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class C Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class C Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class C Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. At the election of the Corporation, any (i) sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (ii) consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors or (iii) issuance by the Corporation or sale or transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2, and the holders of the Class C Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Class C Preferred Stock upon a liquidation, dissolution or winding up of the Corporation under this Section 2 in cancellation of their Shares upon the consummation of any such transaction.

            Section 3. Priority of Class C Preferred Stock on Dividends and Redemptions.

            So long as any Class C Preferred Stock remains outstanding, without the prior written consent of the holders of at least a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that (i) the Corporation may redeem or repurchase any capital stock held by an employee or director of the Corporation or its Subsidiaries following such person's termination of service with the Corporation or any of its Subsidiaries and (ii) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of the Corporation's capital stock pursuant to which holders of Junior Securities receive solely Junior Securities shall not be deemed a redemption , purchase, acquisition, dividend or distribution within the meaning of this Section 3.

            Section 4. Redemptions.

            4.1 Redemption upon Request. If the Corporation does not consummate an Initial Public Offering on or prior to June 30, 2003, the holders of not less than a majority of the then outstanding Class C Preferred Stock may request redemption of all of their Shares by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Class C Preferred Stock, and such other holders may request redemption of their Shares by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request. The provisions of this Section 4.1 shall terminate automatically and be of no further force and effect upon the consummation of an Initial Public Offering.

            4.2 Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash determined in accordance with Section 4.1. Notwithstanding anything to the contrary contained herein, all redemptions pursuant to this Section 4 will be subject to applicable restrictions contained in the General Corporation Law of California and in the Corporation's and its Subsidiaries' debt financing agreements. If, due to any of the aforementioned restrictions, the funds of the Corporation available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are available free of such restrictions shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are available free of such restrictions for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class C Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation available free of such restrictions for the payment of dividends.

            4.3 Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class C Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

            4.4 Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

            4.5 Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding. If the Corporation is not permitted under applicable law or any restriction contained in the Corporation's or its Subsidiaries' debt financing agreements to pay any portion of the accrued and unpaid dividends on the Class C Preferred Stock being redeemed, the Corporation shall pay such dividends to the holder as soon thereafter as funds of the Corporation are available free of any such restrictions or prohibition of applicable law for such payment.

            Section 5. Voting Rights.

            Except as otherwise provided in this Certificate of Incorporation (the "Certificate") and as otherwise required by applicable law, the Class C Preferred Stock shall have no voting rights; provided that each holder of Class C Preferred Stock shall be entitled to notice of all shareholders meetings and to receive copies of all materials provided to shareholders in connection with such meetings at the same time and in the same manner as notice is given to all shareholders entitled to such meetings and shall be entitled to attend such meetings.

            Section 6. Conversion.

            6.1   Conversion Procedure.

                  (i) Concurrently with the consummation of an Initial Public Offering, each Share shall automatically be converted into a number of shares of Conversion Stock determined by (A) in the case of each share of Class C-1 Preferred Stock, by dividing the sum of $1,000.00 plus the amount of accrued and unpaid dividends per share through the date of conversion, whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, by the IPO Price and
(B) in the case of each share of Class C-2 Preferred Stock, by dividing the sum of $1,000.00 plus the amount of accrued and unpaid dividends per share through the date of conversion, whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, by 90% of the IPO Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of the Initial Public Offering. The conversion rights set forth in this Section 6A(i) with respect to each Share shall terminate upon the date upon which such share is redeemed by the Corporation unless the Corporation has failed to pay to the holder thereof all amounts due to such holder in connection with any such redemption.

                  (ii) Each conversion of Class C Preferred Stock shall be deemed to have been effected as of the consummation of an Initial Public Offering. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class C Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) As soon as possible after a conversion has been effected (but in any event within five business days), the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

                  (iv) The issuance of certificates for shares of Conversion Stock upon conversion of Class C Preferred Stock shall be made without charge to the holders of such Class C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (v) The Corporation shall not close its books against the transfer of Class C Preferred Stock or of Conversion Stock issued or issuable upon conversion of Class C Preferred Stock in any manner which interferes with the timely conversion of Class C Preferred Stock.

                  (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class C Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class C Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class C Preferred Stock.

                  (vii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Class C Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the IPO Price of such fractional interest as of the date of conversion.

            Section 7. Protective Provisions.

            As long as any Shares are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least 66 2/3% of the then outstanding Shares:

            (a) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class C Preferred Stock;

            (b) authorize, create or issue any new shares of any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class C Preferred Stock with respect to dividends or liquidation rights or liquidation preferences, other than the issuance of not more than 10,000 shares of the Corporation's Class A Preferred Stock, par value $.01 per share or not more than 105,000 shares of the Corporation's Senior Preferred Stock, par value $.01 per share (in each case, as the number of such shares may be proportionately adjusted from time to time for all stock splits, stock dividends and other recapitalizations affecting such shares); or

            (c) reclassify any outstanding shares of capital stock into any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class C Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

            Section 8. Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Class C Preferred Stock. Upon the surrender of any certificate representing Class C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class C Preferred Stock represented by such new certificates from the date to which dividends have been fully paid on such Class C Preferred Stock represented by the surrendered certificate.

            Section 9. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

            Section 10. Amendment and Waiver.

            No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part E to Article IV hereof without the prior written consent of the holders of at least 66 2/3% of the Class C Preferred Stock outstanding at the time such action is taken.

            Section 11. Notices.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 F. COMMON STOCK

      Section 1. Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Certificate, the holders of Common Stock: (i) subject to the rights of holders any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Parts B, C or D of this Article Four.

      Section 2. Preemptive Rights. No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

      Section 3. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Class A Common Stock, and each holder of Class A Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

      Section 4. Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of Common Stock of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock.

      Section 5. Conversion Right. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion; and provided further that the determination of a holder of Class B Common Stock that such holder is permitted pursuant to applicable law to convert Class B Common Stock into Class A Common Stock pursuant to this Section 5 shall be final and binding upon the Corporation.

            Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal executive office of the Corporation or at the office of its transfer agent at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation or its transfer agent, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

            So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A

Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

      Section 6. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor (either of the same class, or as directed by the holder in connection with a conversion from one class to another) representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance. The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of another class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

      Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or an original party to the Recapitalization Agreement (or stockholder of any such original party), its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 8. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

      Section 9. Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

                                 G. DEFINITIONS

      "Agreement and Plan of Merger" means that certain Agreement and Plan of Merger, as the same may be amended from time to time, between the Corporation and ChipPAC-California.

      "Bain Group" means Bain Capital, Inc., Randolph Street Partners and any investment funds, co-investment partnerships or other co-investment vehicles managed by Bain Capital, Inc.

      "Board" shall have the meaning set forth in Section 1.1, Part C, Article Four.

      "Certificate" shall have the meaning set forth in Section 5, Part E, Article Four.

      "Change in Control" shall have the meaning set forth in Section 2, Part C, Article Four.

      "ChipPAC-California" means ChipPAC, Inc., a California corporation.

      "Class A Common Stock" shall have the meaning set forth in Part A, Article Four.

      "Class A Preferred Stock" shall have the meaning set forth in Part C, Article Four.

      "Class B Common Stock" shall have the meaning set forth in Part A, Article Four.

      "Class C Preferred Stock" shall have the meaning set forth in Part E, Article Four.

      "Class C-1 Preferred Stock" shall have the meaning set forth in Part E, Article Four.

      "Class C-2 Preferred Stock" shall have the meaning set forth in Part E, Article Four.

      "Class C Preferred Stock Dividend Reference Date" shall have the meaning set forth in Section 1.2, Part E, Article Four.

      "Class L Common Stock" means the Class L Common Stock of
ChipPAC-California that, pursuant to the Agreement and Plan of Merger, will convert into and be exchanged for shares of Class A Common Stock.

      "Class L Number" means, with respect to any share of Class L Common Stock which would have been issuable upon the conversion of the Class A Preferred Stock pursuant to the terms and conditions of the Articles of Incorporation of ChipPAC-California, the sum of (i) one plus (ii) the quotient of (x) the Unreturned Original Cost plus Unpaid Yield of such share of Class L Common Stock divided by (y) the price per share of the Common Stock to be paid by investors in the Public Offering.

      "Common Stock" shall have the meaning set forth in Part A, Article Four.

      "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise or conversion of any Options or Convertible Securities, including, without limitation, the Class A Preferred Stock (whether or not, in the case of any Options or Convertible Securities, any such Options or Convertible Securities are actually exercisable at such time).

      "Conversion Price" means $3.937134875, as the same may be adjusted in accordance with Section 6, Part C, Article Four.

      "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Class C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

      "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

      "Default Rate" shall have the meaning set forth in Section 2.4, Part D, Article Four.

      "Distribution" means each distribution made by the Corporation to holders of capital stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its Subsidiaries or
(b) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding capital stock.

      "Dividend Reference Date" shall have the meaning set forth in Section 1.2, Part C, Article Four.

      "Event of Default" shall have the meaning set forth in Section 2.4, Part D, Article Four.

      "Existing Shareholder Group" means the Bain Group and the SXI Group.

      "Fundamental Change" shall have the meaning set forth in Section 2, Part C, Article Four.

      "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

      "Initial Public Offering" means a public offering and sale of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, if immediately thereafter the

Corporation has publicly held Common Stock listed on a national securities exchange or the National Association of Securities Dealers, Inc. automated quotation system.

      "IPO Price" shall mean the price to the public, before deducting for underwriting commissions, stated on the cover page of the final prospectus filed with the Securities and Exchange Commission in connection with an Initial Public Offering.

      "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class C Preferred Stock and the Corporation's Class A Preferred Stock, par value $.01 per share and the Corporation's Senior Preferred Stock, par value $.01 per share (together, in each case, with all accumulated dividends thereon).

      "Liquidating Distribution" mean any Distribution made upon a Liquidation Event.

      "Liquidation Event" means (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) any sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (iii) any consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors or (iv) any sale or transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors.

      "Liquidation Preference" means an amount per share of Senior Preferred Stock equal to the sum of (A) the Stated Value plus (B) the amount of all accrued but unpaid dividends on such share of Senior Preferred Stock as provided in Section 2, Part D, Article Four.

      "Liquidation Value" of any share of Class A Preferred Stock or Class C Preferred Stock as of any particular date shall be equal to $1,000.00 (as proportionately adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Class A Preferred Stock or Class C Preferred Stock).

      "Mandatory Redemption Date" shall have the meaning set forth in Section 5.2, Part D, Article Four.

      "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board and the holders of not less than a majority of the Class A Preferred Stock, each in the exercise of their good faith judgment; provided that if the Board and such holders cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Corporation and jointly selected by the Board and such holders. The fees and expenses of the valuation firm shall be borne by the Corporation and the holders of the Class A Preferred Stock.

      "Non-Liquidating Distribution" means each Distribution other than a Liquidating Distribution.

      "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      "Original Cost" of each share of Class L Common Stock shall be equal to $9.00 per share.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Stock" shall have the meaning set forth in Part A, Article
Four.

      "Public Offering" means the Corporation's initial public offering of common stock pursuant to a registration statement on Form S-1 (Reg. No. 333-39428).

      "Qualifying IPO" means an Initial Public Offering in which the gross proceeds to the Corporation exceed $50 million.

      "Recapitalization Agreement" means that certain Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, as amended, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC-California and ChipPAC Merger Corp.

      "Redemption Date" as to any share of Class A Preferred Stock or Class C Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified in this Certificate in the case of any other redemption; provided that no such date shall be a Redemption Date unless the redemption payment required to be made pursuant to Section 4, Part C of Article Four if the redemption is of any share of Class A Preferred Stock or pursuant to Section 4, Part E, if the redemption is of any share of Class C Preferred Stock is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

      "Redemption Notice" shall have the meaning set forth in Section 5.3, Part D, Article Four.

      "Senior Preferred Stock" shall have the meaning set forth in Part D, Article Four.

      "Senior Preferred Stock Redemption Date" shall have the meaning set forth in Section 5.3, Part D, Article Four.

      "Stated Value" of each share of Senior Preferred Stock shall be equal to $1,000 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Senior Preferred Stock).

      "Subsidiary" means any corporation of which a majority of the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

      "SXI Group" means SXI Group LLC, Citicorp Venture Capital, Ltd. and any investment funds, co-investment partnerships or co-investment vehicles managed by Citicorp Venture Capital, Ltd.

      "Unpaid Yield" of any share of Class L Common Stock means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

      "Unreturned Original Cost" of any share of Class L Common Stock means an amount equal to the excess, if any, of (a) the Original Cost of such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a return of the Original Cost of such share.

      "Yield" means, with respect to each outstanding share of Class L Common Stock for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12% per annum of the sum of (a) such share's Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class L Common Stock share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

                                  ARTICLE FIVE

      The Corporation is to have perpetual existence.

                                   ARTICLE SIX

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE SEVEN

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE EIGHT

      (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (b) The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

      (c) Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising, or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE NINE

      Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                   ARTICLE TEN

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE ELEVEN

      Beginning immediately following the consummation of the Corporation's Initial Public offering: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and
(ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation.

                                 ARTICLE TWELVE

      The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporate Law.

                                ARTICLE THIRTEEN

      Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal Articles Nine or Eleven hereof, or this Article Thirteen, or any provision thereof or hereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation's outstanding capital stock (other than the Existing Shareholder Group).

                                ARTICLE FOURTEEN

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                               CHIPPAC, INC., a Delaware corporation

                               /s/ Robert Krakauer
                               --------------------------------------
                               By: Robert Krakauer
                               Title: Senior Vice President and Chief Financial Officer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/08/2000
                                                          001399597 - 3242183

                             CERTIFICATE OF MERGER

                                       OF

                                  ChipPAC,Inc.
                           (a California corporation)

                                       AND

                                  ChipPAC, Inc.
                            (a Delaware corporation)

It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

            (i) ChipPAC, Inc., a California corporation, which is incorporated under the laws of the State of California ("ChipPAC-California"); and

            (ii) ChipPAC, Inc, a Delaware corporation, which is incorporated under the laws of the State of Delaware ("ChipPAC-Delaware").

      2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by ChipPAC-California, in accordance with the laws of California, the state of its incorporation, and by ChipPAC-Delaware in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

      3. The name of the surviving corporation in the merger herein certified is ChipPAC, Inc., a Delaware corporation, which will continue its existence as said surviving corporation upon the effective date of such merger pursuant to the provisions of the Delaware General Corporation Law.

      4. The Amended and Restated Certificate of Incorporation of
ChipPAC-Delaware, the survivor, shall be its Certificate of Incorporation and shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law.

      5. An executed copy of the Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 3151 Coronado Drive, Santa Clara, California

95054.

      6. A copy of the aforesaid Agreement and Plan of Merger will be furnished ChipPAC-Delaware, on request, and without cost, to any shareholder of each ChipPAC-California or ChipPAC-Delaware.

      7. ChipPAC-California has authority to issue 144,907,831 shares of capital stock, consisting of 68,577,788 shares of Class A common stock, par value S.01, of which 40,219,349 shares are outstanding, 68,577,788 shares of Class B common stock, par value $.01, of which no shares are outstanding, 7,619,755 shares of Class L common stock, par value $.01, of which 4,360,659 shares are outstanding, 10,000 shares of Class A Convertible preferred stock, par value $.01, of which 10,000 shares are outstanding, 105,000 shares of Class B preferred stock, par value $.01, of which 70,000 shares are outstanding, and 17,500 shares of Class C Convertible preferred stock, par value $.01, of which 17,500 shares are outstanding.

      8. This Certificate of Merger shall be effective at 12:00 noon Eastern Daylight Time on August 8, 2000.

                       (Executed Signature Page To Follow)

            We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

                                   ChipPAC, Inc.
                                   a Delaware corporation
Date: August 8, 2000

                                   /s/ Dennis P. McKenna
                                   ------------------------------------------
                                   By: Dennis P. McKenna
                                   Its: President and Chief Executive Officer

ATTEST:

                                   /s/ Robert Krakauer
                                   ------------------------------------------
                                   By: Robert Krakauer
                                   Its: Senior Vice President, Chief Financial
                                        Officer and Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                              AND REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Chippac, Inc.

      2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

      3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 29th day of May 2002.

                                   /s/  Patricia McCall
                                   -------------------------------------
                                   (Officer Signature)

                                   /s/ Patricia McCall Secretary
                                   -------------------------------------
                                   (Typed Name and Title of Officer)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/03/2002
                                                          020354991 - 3242183

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:56 PM 08/04/2004
                                                     FILED 02:52 PM 08/04/2004
                                                    SRV 040571199 - 3242183 FILE

                             CERTIFICATE OF MERGER

                                       OF

                              CAMELOT MERGER, INC.

                                  WITH AND INTO

                                  CHIPPAC, INC.

                                 AUGUST 4, 2004

            The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

            FIRST: The name and state of incorporation of each of the constituent corporations to the merger (each a "Constituent Corporation", and together the "Constituent Corporations") are as follows:

Name                        State of Incorporation
----                        ----------------------
Camelot Merger, Inc.        Delaware
ChipPAC,Inc.                Delaware

            SECOND: The Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 10, 2004, among ST Assembly Test Services Ltd, a Singapore public company limited by shares ("STATS"), Camelot Merger, Inc. ("Merger Sub") and ChipPAC, Inc. ("ChipPAC") has been approved, adopted, certified, executed and acknowledged as required by Section 251 of the DGCL.

            THIRD: The name of the surviving corporation of the merger shall be ChipPAC, Inc. (the "Surviving Corporation").

            FOURTH: The Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation, until amended and changed pursuant to the DGCL.

            FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation, the address of which is as follows:

                        ChipPAC, Inc.
                        47400 Kato Road
                        Fremont, CA 94538

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

            SEVENTH: The Merger will become effective at 1:01 pm (Pacific time) on August 4, 2004.

                                  * * * * * *

            IN WITNESS WHEREOF, said Surviving Corporation has caused this Certificate of Merger to be executed by its duly authorized officer as of the date set forth above.

                                 CHIPPAC, INC.

                                 By: /s/ Tan Lay Koon
                                    ---------------------------------
                                     Name: Tan Lay Koon
                                     Title: Chairman of the Board and President

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CHIPPAC, INC.

                                    ARTICLE I

                                      Name

            The name of the corporation is ChipPAC, Inc. (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

            The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

                                   ARTICLE III

                                Corporate Purpose

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                                  Capital Stock

            The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $0.01 per share.

                                    ARTICLE V

                                    Directors

      Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

      (1) To the fullest extent permitted by the General Corporation Law, as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (2) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

      (3) Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising, or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VII

                                     By-laws

            The directors of the Corporation shall have the power to adopt, amend or repeal the By-laws.

                                  ARTICLE VIII

                                 Reorganization

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

                                    Amendment

            Except as otherwise provided in Section (3) of Article VI of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights conferred on stockholders, directors and officers in this Certificate of Incorporation are subject to this reserved power.

                                                                       EXHIBIT B

                                     BYLAWS

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 CHIPPAC, INC.

                                TABLE OF CONTENTS

SECTION                                                                           PAGE
                                    ARTICLE I

                                     OFFICES
SECTION 1.01. Registered Office.................................................   1
SECTION 1.02. Other Offices.....................................................   1

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meetings...................................................   1
SECTION 2.02. Special Meetings..................................................   1
SECTION 2.03. Notice of Meetings................................................   1
SECTION 2.04. Waiver of Notice..................................................   2
SECTION 2.05. Adjournments......................................................   2
SECTION 2.06. Quorum............................................................   2
SECTION 2.07. Voting............................................................   2
SECTION 2.08. Proxies...........................................................   3
SECTION 2.09. Stockholders' Consent in Lieu of Meeting..........................   3

                                   ARTICLE III

                                      BOARD

SECTION 3.01. General Powers....................................................   3
SECTION 3.02. Number and Term of Office.........................................   3
SECTION 3.03. Resignation.......................................................   3
SECTION 3.04. Removal...........................................................   3
SECTION 3.05. Vacancies.........................................................   4
SECTION 3.06. Meetings..........................................................   4
SECTION 3.07. Committees of the Board...........................................   5
SECTION 3.08. Directors' Consent in Lieu of Meeting.............................   6
SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment..   6
SECTION 3.10. Compensation......................................................   6

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.01. Officers..........................................................   6
SECTION 4.02. Authority and Duties..............................................   6
SECTION 4.03. Term of Office, Resignation and Removal...........................   6

SECTION 4.04. Vacancies.........................................................   7
SECTION 4.05. The Chairman......................................................   7
SECTION 4.06. The President.....................................................   7
SECTION 4.07. Vice Presidents...................................................   7
SECTION 4.08. The Secretary.....................................................   7
SECTION 4.09. Assistant Secretaries.............................................   7
SECTION 4.10. The Treasurer.....................................................   8
SECTION 4.11. Assistant Treasurers..............................................   8

                                    ARTICLE V

                       CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01. Checks, Drafts and Notes..........................................   8
SECTION 5.02. Execution of Proxies..............................................   8

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

SECTION 6.01. Certificates Evidencing Shares....................................   8
SECTION 6.02. Stock Ledger......................................................   9
SECTION 6.03. Transfers of Shares...............................................   9
SECTION 6.04. Addresses of Stockholders.........................................   9
SECTION 6.05. Lost, Destroyed and Mutilated Certificates........................   9
SECTION 6.06. Regulations.......................................................   9
SECTION 6.07. Fixing Date for Determination of Stockholders of Record...........   9

                                   ARTICLE VII

                                      SEAL

SECTION 7.01. Seal..............................................................  10

                                  ARTICLE VIII

                                  FISCAL YEAR

SECTION 8.01. Fiscal Year.......................................................  10

                                    ARTICLE IX

           INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

SECTION 9.01. Nature of Indemnity...............................................  10
SECTION 9.02. Procedure for Indemnification of Directors and Officers...........  11
SECTION 9.03. Article Not Exclusive.............................................  11
SECTION 9.04. Insurance.........................................................  11
SECTION 9.05. Expenses..........................................................  12

SECTION 9.06. Employees and Agents..............................................  12
SECTION 9.07. Contract Rights...................................................  12
SECTION 9.08. Merger or Consolidation...........................................  12

                                    ARTICLE X

                                   AMENDMENTS

SECTION 10.01. Amendments.......................................................  12

                                     BY-LAWS

                                       OF

                                  CHIPPAC,INC.

                                    ARTICLE I

                                    OFFICES

            SECTION 1.01. Registered Office. The address of the registered office of ChipPAC, Inc. (the "Corporation") in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

            SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

            SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

            SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

            (b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

            SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

            SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted, which might have been transacted at the original meeting.

            SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

            SECTION 2.07. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

            SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

            SECTION 2.09. Stockholders' Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                      BOARD

            SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

            SECTION 3.02. Number and Term of Office. The number of directors shall be two or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

            SECTION 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the "Chairman") or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

            SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to
Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to
Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.

            SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to
Section 3.08 hereof.

            (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the "President"), the Secretary or a majority of the Board shall from time to time determine.

            (c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

            (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

            (e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

            (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

                        1)    the Chairman;

                        2)    the President;

                        3) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

            SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

            SECTION 3.08. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President and the Secretary and may include a Treasurer and one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

            SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

            SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

            (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice of, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

            (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

            SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

            SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

            SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

            SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

            SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

            SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the

Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

            SECTION 4.10. The Treasurer. The Treasurer, if any, shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

            SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                    ARTICLE V

                       CHECKS, DRAFTS, NOTES, AND PROXIES

            SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

            SECTION 5.02. Execution of Proxies. The Chairman, the President or any Vice President may authorize, from time to time; the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

            SECTION 6.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the

Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

            SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

            SECTION 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

            SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

            SECTION 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.

            SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                      SEAL

            SECTION 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                  ARTICLE VIII

                                   FISCAL YEAR

            SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

                                   ARTICLE IX

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

            SECTION 9.01. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 9.02 hereof, the Corporation shall indemnify any such person seeking indemnification in Connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. The right to indemnification conferred in this Article IX shall be a contract right and, subject to Sections 9.02 and 9.05, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            SECTION 9.02. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under
Section 9.01 or advance of expenses under Section 9.05 shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article IX is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article IX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 9.03. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

            SECTION 9.04. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article IX.

            SECTION 9.05. Expenses. Expenses incurred by any person described in
Section 9.01 hereof in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

            SECTION 9.06. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article IX and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

            SECTION 9.07. Contract Rights. The provisions of this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX and the relevant provisions of the General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article IX or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

            SECTION 9.08. Merger or Consolidation. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                    ARTICLE X

                                   AMENDMENTS

            SECTION 10.01. Amendments. Any By-law (including these By-laws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.